      W. R. BERKLEY CORPORATION                      NEWS
      165 MASON STREET, P.O. BOX 2518                RELEASE
      GREENWICH, CONNECTICUT  06836-2518
      (203) 629-3000



FOR IMMEDIATE RELEASE                           CONTACT: Eugene G. Ballard
                                                         Senior Vice President,
                                                         Chief Financial Officer
                                                           and Treasurer
                                                         203-629-3000

                       W. R. BERKLEY CORPORATION ANNOUNCES
               RESULTS OF OPERATIONS FOR THE THIRD QUARTER OF 1999

         Greenwich, CT, October 22, 1999 -- W.R. Berkley Corporation (NASDAQ:
BKLY), a property casualty insurance holding company, today announced results of operations for the third quarter and nine months ended September 30, 1999.

         Third quarter 1999 operating income was $865,000, or 3 cents per diluted share, compared with $8.5 million, or 30 cents per diluted share, for the third quarter of 1998. For the first nine months of 1999, operating income was $15.1 million, or 57 cents per diluted share, compared with $46.3 million, or $1.55 per diluted share, for the same period a year ago.

         Third quarter catastrophe losses were $12.3 million, or 48 cents per diluted share, compared with $11.2 million, or 39 cents per diluted share, for the same period last year. Catastrophe losses for the first nine months were $35.6 million, or $1.36 cents per diluted share, compared with last year's $31.6 million, or $1.06 per diluted share. Hurricane Floyd generated after-tax losses of approximately $2.6 million, or 10 cents per diluted share, in the third quarter.

         Net premiums written in the third quarter decreased 2 percent to $359.9 million, while total third-quarter revenues rose 8 percent to $427.8 million, up from $394.4 million for the same quarter a year ago. For the first nine months of 1999, net premiums

W. R. Berkley Corporation                                                      2


written and total revenues rose 4 percent and 7 percent, respectively, compared with the first nine months of 1998.

         Third quarter net loss attributable to common stockholders was $621,000, or 2 cents per diluted share, compared with net income of $10.4 million, or 36 cents per diluted share, for the same period a year ago. For the first nine months of 1999, net income attributable to common stockholders was $3.7 million, or 14 cents per diluted share, versus $50.0 million, or $1.68 per diluted share, for the same period last year.

         Results for the first nine months include an after-tax restructuring charge in the first quarter of $7.3 million, or 28 cents per diluted share, related to the Company's previously announced restructuring of certain of its operating units. Under generally accepted accounting principles, the restructuring charge does not include costs related to systems changes, financial incentives and other activities, although they are directly related to the restructuring plan. Through the first nine months of 1999, the Company has incurred approximately $2.8 million of such additional costs on an after-tax basis. The restructuring is expected to result in annual after-tax savings of approximately $12.4 million. Management estimates that as of September 30, 1999, the Company has achieved approximately two-thirds of such savings, on an annualized basis.

         As previously disclosed, in the first quarter of 1999 the Company adopted AICPA Statement of Position 97-3, Accounting by Insurance and Other Enterprises for Insurance-Related Assessments. A non-cash, after-tax charge of $3.3 million, or 12 cents per diluted share, was recorded during the first quarter and is reflected in the financial statements as a cumulative effect of a change in accounting principle.

         Third quarter 1999 net income includes capital losses, net of taxes, of $2.2 million, or 8 cents per diluted share, compared with capital gains of $1.9 million, or 6 cents per diluted share, for the same period a year ago. For the first nine months of 1999, capital losses totaled $1.6 million, or 6 cents per diluted share, versus capital gains a year earlier of $8.7 million, or 30 cents per diluted share.


                                     -more-

W. R. Berkley Corporation                                                      3


         The repurchase and retirement of $10.0 million of capital trust securities and $34.7 million of long-term debt for the nine months ended 1999 and 1998, respectively, produced an extraordinary gain of $735,000 for the first nine months of 1999 and an extraordinary loss of $5.0 million for the first nine months of 1998. Thus far in 1999, the Company has repurchased 905,000 shares of its common stock, leaving a balance of 1,095,000 shares available for repurchase under its current share repurchase authorization.

       Commenting on third-quarter results, William R. Berkley, chairman and chief executive officer, said, "The competitive marketplace combined with high catastrophe losses produced unsatisfactory underwriting results for our regional insurance businesses. Our reinsurance businesses, while still quite profitable, were also impacted by adverse market conditions and catastrophe losses. However, our core specialty and alternative markets businesses reported strong results again this quarter. While they are not immune to price competition, we continue to be bullish about the long-term prospects for these knowledge-driven businesses.

       "While the current operating climate remains difficult, we continue to believe that the ongoing restructuring of our regional business will yield significant positive changes in our cost structure next year.

         "Looking ahead to the balance of the year, we believe that inadequate price levels on the business written in prior periods will continue to be a serious drag on performance as operating income will reflect pricing levels in effect during the previous twelve months. In addition, while our regional businesses have met with some degree of success in increasing prices in certain lines, current price levels for many products continue to be impacted by industry-wide competitive pressures and must be further improved to generate underwriting profits. Recognizing that the environment remains uncertain at least in the near term, we will continue to monitor all aspects of our financial position, including the effects of price competition on our anticipated loss ratios, as we work to reshape our business to improve real returns."


                                     -more-

W. R. Berkley Corporation                                                      4


       W.R. Berkley Corporation is a holding company which, through its subsidiaries, operates in all segments of the property casualty insurance business. The operating units are grouped for management purposes into five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International.

                                      # # #

         This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based upon the Company's historical performance. They are subject to various risks and uncertainties, including but not limited to the impact of competition, product demand, catastrophe and storm losses, investment results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the 1999 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.


                       (See accompanying financial tables)

                                                              For the Three Months            For the Nine Months
                                                               Ended September 30,             Ended September 30,
                                                               -------------------             -------------------
                                                              1999            1998            1999            1998
                                                              ----            ----            ----            ----
   Revenues:                                                      (Amounts in thousands except per share data)
  Gross Premiums written                                  $   436,051     $   435,403     $ 1,316,166     $ 1,239,529
                                                          -----------     -----------     -----------     -----------
  Net premiums written                                        359,881         366,625       1,085,652       1,040,283
  Change in unearned premiums                                   3,657         (36,073)        (33,760)        (88,110)
                                                          -----------     -----------     -----------     -----------
    Premiums earned                                           363,538         330,552       1,051,892         952,173
  Net investment income                                        48,090          42,727         145,265         151,505
  Management fees and
    Commissions                                                19,099          17,330          55,347          53,693
  Realized gains (losses) on investments                       (3,417)          2,879          (2,404)         13,386
  Other income                                                    513             937           1,686           3,853
                                                          -----------     -----------     -----------     -----------
    Total revenues                                            427,823         394,425       1,251,786       1,174,610
      Operating costs and expenses:
  Losses and loss expenses                                   (272,819)       (229,526)       (764,916)       (652,306)
  Other operating costs
    And expenses                                             (151,792)       (141,561)       (448,150)       (413,784)
  Interest expense                                            (12,246)        (11,960)        (38,068)        (36,291)
  Restructuring charge                                             --              --         (11,505)             --
                                                          -----------     -----------     -----------     -----------
    Income (loss) before income taxes
     And minority interest                                     (9,034)         11,378         (10,853)         72,229

Federal income tax (expense) benefit                            8,145             482          17,768         (13,218)
                                                          -----------     -----------     -----------     -----------
  Income (loss) before minority interest                         (889)         11,860           6,915          59,011

     Minority interest                                           (467)            401            (175)          1,666
                                                          -----------     -----------     -----------     -----------

  Net income (loss) before preferred
     Dividends                                                 (1,356)         12,261           6,740          60,677

Preferred dividends                                                --          (1,887)           (497)         (5,661)
                                                          -----------     -----------     -----------     -----------

  Net income (loss) attributable to common
    Stockholders before change in
     Accounting and extraordinary loss                         (1,356)         10,374           6,243          55,016
  Cumulative effect of change in
   Accounting principle (net of taxes)                             --              --          (3,250)             --
  Extraordinary gain (loss) on early
   Extinquishment of long-term debt
   (net of taxes)                                                 735              --             735          (5,017)
                                                          -----------     -----------     -----------     -----------
  Net income (loss) attributable to
    Common stockholders                                          (621)    $    10,374     $     3,728     $    49,999
                                                          ===========     ===========     ===========     ===========
Earnings (loss) per share:
    Basic                                                 $      (.02)    $       .37     $       .14     $      1.74
                                                          ===========     ===========     ===========     ===========
    Diluted                                               $      (.02)    $       .36     $       .14     $      1.68
                                                          ===========     ===========     ===========     ===========
Average shares outstanding:
    Basic                                                      25,723          28,024          25,999          28,687
                                                          ===========     ===========     ===========     ===========
    Diluted                                                    25,822          28,672          26,133          29,805
                                                          ===========     ===========     ===========     ===========

               ADDENDUM #1 TO PRESS RELEASE DATED October 22, 1999

               Operating Statistics by Insurance Industry Segment
                  (Amounts in thousands except per share data)

                                                For the Three Months                 For the Nine Months
                                                 Ended September 30,                 Ended September 30,
                                                 -------------------                 -------------------
                                               1999              1998              1999              1998
                                               ----              ----              ----              ----
Regional Insurance (1):
  Net premiums written                     $    159,893      $    173,134      $    492,349      $    500,989
  Total revenues                                173,505           173,453           519,980           518,362
  Pre-tax operating income (loss) (2)           (17,343)             (135)          (26,552)            5,221
  Loss ratio                                       81.5%             70.6%             76.4%             71.1%
  Expense ratio                                    35.4%             35.2%             35.9%             34.7%
  Policyholders' dividend ratio                      .7%               .8%               .8%               .8%
  Combined ratio (3)                              117.6%            106.6%            113.1%            106.6%

Reinsurance:
  Net premiums written                     $     78,079      $     73,300      $    231,957      $    199,788
  Total revenues                                 91,251            70,470           257,220           213,081
  Pre-tax operating income (2)                    5,822             2,866            15,586            24,532
  Loss ratio                                       75.4%             78.8%             75.5%             73.2%
  Expense ratio                                    30.4%             31.0%             32.6%             31.3%
  Combined ratio (3)                              105.8%            109.8%            108.1%            104.5%

Specialty Insurance (4):
  Net premiums written                     $     64,776      $     64,237      $    202,707      $    193,416
  Total revenues                                 82,522            77,193           237,077           228,619
  Pre-tax operating income (2)                   12,808            13,560            36,138            54,808
  Loss ratio                                       64.9%             61.9%             67.1%             60.0%
  Expense ratio                                    34.8%             33.1%             32.5%             32.1%
  Policyholders' dividend ratio                      .4%              0.7%               .2%               .4%
  Combined ratio (3)                              100.1%             95.7%             99.8%             92.5%

Alternative Markets:
  Net premiums written                     $     34,866      $     34,459      $     98,275      $     88,590
  Total revenues                                 55,290            51,969           165,540           152,405
  Pre-tax operating income (2)                    7,700             8,054            24,686            26,427
  Loss ratio                                       63.1%             57.0%             65.5%             61.7%
  Expense ratio                                    39.3%             32.3%             34.6%             33.6%
  Combined ratio (3)                              102.4%             89.3%            100.1%             95.3%
International:
  Net premiums written                     $     22,267      $     21,495      $     60,364      $     57,500
  Total revenues                                 24,522            20,450            68,556            58,921
  Pre-tax operating income (loss)(2)(4)           1,022            (1,010)            2,253            (4,765)
  Loss ratio                                       52.2%             60.1%             52.2%             59.8%
  Expense ratio                                    46.3%             37.4%             48.2%             44.7%
  Combined ratio (3)                               98.5%             97.5%            100.4%            104.5%

Combined:
  Net premiums written                     $    359,881      $    366,625      $  1,085,652      $  1,040,283
  Total revenues                                427,090           393,535         1,248,373         1,171,388
  Pre-tax operating income (2)                   10,009            23,335            52,111           106,223
  Loss ratio                                       74.0%             68.7%             72.4%             68.1%
  Expense ratio                                    35.0%             33.5%             34.9%             34.0%
  Policyholders' dividend ratio                      .4%              0.5%               .4%               .5%
  Combined ratio (3)                              109.4%            102.7%            107.7%            102.6%

(1) The regional results were impacted by the purchase of additional reinsurance which resulted in a reduction in net premiums written of $8.1 million and $20.9 million, and an increase in reinsurance recoveries of $12.8 million and $35.0 million, for the third quarter and first nine months of 1999, respectively. The expense ratio for the regional group was impacted by the additional reinsurance premiums and by certain costs directly attributable to the restructuring. After adjusting for these items, the expense ratio would have been 32.5 percent for the third quarter and 33.6 percent for the first nine months of 1999.

(2) Pre-tax operating income (loss) represents earnings before the effects of realized investment gains (losses).

(3)      Based on statutory accounting practices.

(4)      Represents results before minority interest.

                            W. R. BERKLEY CORPORATION
               ADDENDUM #2 TO PRESS RELEASE DATED October 22, 1999

                            Supplementary Information

                  (Amounts in thousands except per share data)

                                           For the Three Months       For the Nine Months
                                            Ended September 30,        Ended September 30,
                                            -------------------        -------------------
                                            1999          1998         1999          1998
                                            ----          ----         ----          ----
After-tax earnings amounts:
 Operating income (1)                    $     865     $   8,503    $  15,100     $  46,315
 Restructuring charge (net of
  minority interest)                            --            --       (7,294)           --
 Extraordinary gain (loss)                     735            --          735        (5,017)
 Cumulative effect of change in
  Accounting principle                          --            --       (3,250)           --
 Realized investment gains (losses)         (2,221)        1,871       (1,563)        8,701
                                         ---------     ---------    ---------     ---------
   Net income (loss)                     $    (621)    $  10,374    $   3,728     $  49,999
                                         =========     =========    =========     =========

After-tax diluted earnings per share:
 Operating income (1)                    $     .03     $     .30    $     .57          1.55
 Restructuring charge (net of
  minority interest)                            --            --         (.28)           --
 Extraordinary gain (loss)                     .03            --          .03          (.17)
 Cumulative effect of change in
  Accounting principle                          --            --         (.12)           --
 Realized investment gains (losses)           (.08)          .06         (.06)          .30
                                         ---------     ---------    ---------     ---------
    Net income (loss)                    $    (.02)    $     .36    $     .14     $    1.68
                                         =========     =========    =========     =========
 Cash flow from operations                  21,149        55,979       27,065       111,798



                                                     September 30,   December 31,
                                                         1999            1998
                                                         ----            ----
Balance sheet information:

Total investments (2)                                 $3,000,427      $3,233,458
Total assets                                           4,818,110       4,983,431
Reserves for losses and loss expenses                  2,236,514       2,126,566
Long-term debt                                           394,705         394,444
Capital Trust Securities                                 198,114         207,988
Preferred equity                                              --          98,093
Common stockholders' equity                              657,699         763,188
Common shares outstanding                                 25,616          26,504
Common stockholders' equity per share (3)                  25.68           28.80

(1) Operating income represents net income or loss before realized investment gains or losses, restructuring charges, the change in accounting principle and extraordinary items.

(2) Including trading account receivable from broker and clearing organizations and trading securities sold but not yet purchased.

(3) Included in the calculation of common stockholders' equity per share are after-tax unrealized investment losses of $22.7 million and unrealized investment gains of $54.7 million as of September 30, 1999 and December 31, 1998, respectively.